UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma condensed consolidated financial statements of Centerspace, collectively with its subsidiaries (the “Company") are based on the unaudited historical condensed consolidated financial statements as of and for the six months ended June 30, 2021 and the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2020, adjusted to reflect the following transactions, in accordance with Article 11 of Regulation S-X:
a.On September 1, 2021, Centerspace, LP (the “Partnership”), the operating partnership of Centerspace, entered into certain Contribution Agreements (the “Contribution Agreements”) with certain entities managed by KMS Management (each such entity, a “Seller” and collectively, the “Sellers” or “KMS”) under which the Partnership acquired 17 communities (19 real estate assets) (the “KMS Properties”), for $368.9 million (the “KMS Acquisition”). The Sellers were paid in the form of cash and preferred operating partnership units (“POP Units”). The Company also assumed a $20.0 million mortgage from the Sellers.
b.Additionally, on September 1, 2021, certain wholly-owned indirect subsidiaries of the Company (“the “Borrowers”) entered into a certain Master Credit Facility Agreement (the “MCFA”) with Walker & Dunlop, LLC (“Walker & Dunlop”). Under the MCFA, Walker & Dunlop agreed to provide loans to the Borrowers in an aggregate amount of fixed advances of $198.9 million for purposes of financing certain multifamily residential properties (the “Properties”) purchased pursuant to the Contribution Agreements. The notes issued pursuant to the MCFA are interest-only, have varying maturity dates of 84, 120 and 144 months, and a blended, weighted average interest rate of 2.76%. Certain customary prepayment premiums apply in the event of a prepayment of the loans.
c.In connection with the issuance of POP Units as part of the consideration for the transactions, the Partnership amended its Limited Partnership Agreement on September 1, 2021 to issue a new class of Series E POP Units. The POP Units have a $100 par value per unit and a 3.875% coupon and are convertible, at the holder’s option, into common units of the Partnership (“Common Units”) at an exchange rate of 1 POP Unit to 1.2048 Common Units, subject to certain limitations and conditions.
The following unaudited pro forma consolidated financial statements have been prepared by the Company’s management based upon the Company’s historical financial statements and the historical financial statements of the KMS Properties after giving effect to the KMS Acquisition. The unaudited pro forma financial information is intended to reflect the consummation of the Company’s acquisition of the acquired real estate properties.
The unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2020 and the six months ended June 30, 2021 combine the historical financial statements of Centerspace and the KMS Properties and assume the KMS Acquisition occurred on January 1, 2020, the first day of the Company’s most recently completed fiscal year. For purposes of the unaudited pro forma condensed consolidated balance sheet, the transactions have been assumed to occur on June 30, 2021.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information is not necessarily indicative of the Company’s future financial condition or operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believe are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. In the Company’s opinion, all material adjustments necessary to reflect the effect of the KMS Acquisition have been made. The unaudited pro forma consolidated financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the KMS Acquisition.
The Company does not have any material relationship with KMS Management or its subsidiaries, including the Sellers, outside of the ordinary course of business, other than in respect of the transactions contemplated by the Contribution Agreements.
The unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the Company’s and the KMS Properties’ historical financial statements referenced below:

a.The Company’s unaudited condensed consolidated financial statements as of June 30, 2021 and for the six months ended June 30, 2021, included in the Company’s Form 10-Q, filed with the SEC on August 2, 2021;
b.The Company’s consolidated financial statements for the year ended December 31, 2020 included in the Company’s Form 10-K filed with the SEC on February 22, 2021;

c.The KMS Properties’ audited combined statement of revenues and certain expenses and accompanying notes for the year ended December 31, 2020 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 12, 2021, to which this Exhibit 99.2 is attached; and
d.The KMS Properties’ unaudited combined statement of revenues and certain expenses as of and for six months ended June 30, 2021 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 12, 2021, to which this Exhibit 99.2 is attached.
The Company and the KMS Properties prepare their financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) with all amounts stated in U.S. dollars (“USD”).

CENTERSPACE AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2021 (unaudited)

	(in thousands)
	Centerspace Historical (a)	Acquisitions (b)		Financing Transactions		Consolidated Pro Forma
ASSETS
Real estate investments
Property owned	$1,838,837	$354,399		$—		$2,193,236
Less accumulated depreciation	(407,400)	—		—		(407,400)
	1,431,437	354,399		—		1,785,836
Mortgage loans receivable at fair value	37,457	—				37,457
Total real estate investments	1,468,894	354,399		—		1,823,293
Cash and cash equivalents	5,194	(131,337)		121,961	(e)	(4,182)
Restricted cash	8,444	—		—		8,444
Other assets	17,218	16,818		—		34,036
TOTAL ASSETS	$1,499,750	$239,880		$121,961		$1,861,591

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$52,413	$—		$—		$52,413
Revolving lines of credit	87,000	—		—		87,000
Notes payable, net of unamortized loan costs of $714	319,286	—		(75,000)	(e)	244,286
Mortgages payable, net of unamortized loan costs of $1,220	287,143	22,367		196,961	(e)	506,471
TOTAL LIABILITIES	$745,842	$22,367		$121,961		$890,170

COMMITMENTS AND CONTINGENCIES
SERIES D PREFERRED UNITS (Cumulative convertible preferred units, $100 par value, 166 units issued and outstanding at June 30)	$18,022	$—		$—		$18,022

EQUITY
Series C Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, $25 per share liquidation	$93,530	$—		—		$93,530
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 14,045 shares issued and outstanding at June 30, 2021)	1,033,940	44,905	(c)	—		1,033,985
Accumulated distributions in excess of net income	(433,310)	—		—		(433,310)
Accumulated other comprehensive income (loss)	(12,064)	—		—		(12,064)
Total shareholders’ equity	$682,096	$44,905		$—		$682,141
Noncontrolling interests – Operating Partnership (881 units at June 30, 2021) and Series E Preferred Units (Cumulative convertible preferred units,$100 par value, 1,814 units issued and outstanding at September 30, 2021, aggregate liquidation preference of $181,397)	53,133	172,608	(c,d)	—		270,601
Noncontrolling interests – consolidated real estate entities	657	—		—		657
Total equity	$735,886	$217,513		$—		$953,399
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,499,750	$239,880		$121,961		$1,861,591

CENTERSPACE AND SUBSIDIARIES
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2021 (unaudited)

(a)Reflects the Company’s historical unaudited consolidated balance sheet as of June 30, 2021. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2021.
(b)On September 1, 2021, the Company acquired the KMS properties, comprising 17 communities (19 real estate assets) for a total purchase price of $368.9 million. The KMS Acquisition is accounted for as an asset acquisition. Accordingly, the Company assesses the fair value of acquired tangible and intangible assets and liabilities, including land, buildings, site improvements, furniture, fixtures and equipment, acquired in place leases, and other identified assets and assumed liabilities. The following table sets forth the Company’s allocation of the purchase price to the acquired assets and assumed liabilities based on their relative estimated fair values:

			(in thousands)
			Form of Consideration			Investment Allocation
Acquisition	Date acquired	Total acquisition cost	Cash (1)	Units (2)	Other (3)	Land	Building	Intangible assets	Other(4)
KMS Properties	September 1, 2021	$368,850	$24,632	$217,513	$126,705	$40,801	$313,598	$16,818	$(2,367)
(1)Cash payment at the election of Seller and transaction costs of $9.1 million capitalized and allocated across the assets acquired at their relative fair values
(2)Value of Series E preferred units at the acquisition date
(3)Payoff of mortgages payable of the Seller and accrued interest at closing. Centerspace assumed debt with a principal balance of $20.0 million in conjunction with the acquisition
(4)Debt mark-to-market adjustment on assumed mortgage
(c)Represents the rebalancing of equity accounts between controlling and noncontrolling interests resulting from the changes in the common shareholders’ ownership interest in Centerspace’s subsidiaries while maintaining control.
(d)Represents the adjustment to total equity to reflect the issuance of a new class of Series E POP Units issued in connection with the transaction. 1.8 million Series E POP Units were issued at a total value of $217.5 million.
(e)The Company entered into the MCFA for loans in the aggregate of $198.9 million. The notes issued pursuant to the MCFA are interest-only, have varying maturity dates of 84, 120 and 144 months, and a blended, weighted average interest rate of 2.76%. The MCFA is collateralized by the KMS Properties. Financing costs of $1.9 million have been deferred and recognized as a contra-liability as a direct offset to the corresponding debt incurred.
Further, $75 million of the MCFA proceeds was used by the Company to pay down an unsecured term loan in full.

CENTERSPACE AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021 (unaudited)

	(in thousands, except per share amounts)
	Centerspace Historical Income Statement (a)	KMS Acquisition Transaction Accounting Adjustments (b)		Financing Transaction Accounting Adjustments		Pro Forma Combined
REVENUE	$93,304	$17,310		$—		$110,614
EXPENSES
Property operating expenses, excluding real estate taxes	26,467	6,333		—		32,800
Real estate taxes	11,534	2,225		—		13,759
Property management expense	3,852	789		—		4,641
Casualty (gain) loss	74	—		—		74
Depreciation and amortization	39,300	6,335	(c)	—		45,635
General and administrative	7,703	—		—		7,703
TOTAL EXPENSES	$88,930	$15,682		$—		$104,612
Operating income	4,374	1,628		—		6,002
Interest Expense	(14,320)	(591)	(d)	(1,148)	(f)	(16,059)
Interest and other income (loss)	1,050	—		—		1,050
Income (loss) before gain (loss) on sale of real estate and other investments	(8,896)	1,037		(1,148)		(9,007)
Gain (loss) on sale of real estate and other investments	26,840	—		—		26,840
NET INCOME (LOSS)	$17,944	$1,037		$(1,148)		$17,833
Dividends to preferred unitholders	(320)	—		—		(320)
Net (income) loss attributable to noncontrolling interests – Operating Partnership and Series E Preferred Units	(917)	(1,692)	(e)	—		(2,609)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(36)	—		—		(36)
Net income (loss) attributable to controlling interests	16,671	(655)		(1,148)		14,868
Dividends to preferred shareholders	(3,214)	—		—		(3,214)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$13,457	$(655)		$(1,148)		$11,654

NET EARNINGS (LOSS) PER COMMON SHARE – BASIC					(g)	$0.88

NET EARNINGS (LOSS) PER COMMON SHARE – DILUTED					(g)	$0.88

CENTERSPACE AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021 (unaudited)

	(in thousands, except per share data)
	Centerspace Historical Income Statement (a)	KMS Acquisition Transaction Accounting Adjustments (b)		Financing Transaction Accounting Adjustments		Pro Forma Combined
REVENUE	$177,994	$34,949		$—		$212,943
EXPENSES
Property operating expenses, excluding real estate taxes	51,625	13,025		—		64,650
Real estate taxes	21,533	4,377		—		25,910
Property management expense	5,801	1,722		—		7,523
Casualty loss	1,662	—		—		1,662
Depreciation and amortization	75,593	29,488	(c)	—		105,081
General and administrative expenses	13,440	—		—		13,440
TOTAL EXPENSES	169,654	48,612		—		218,266
Operating income (loss)	8,340	(13,663)		—		(5,323)
Interest Expense	(27,525)	(1,177)	(d)	(2,334)	(f)	(31,036)
Loss on extinguishment of debt	(23)	—		—		(23)
Interest and other income (loss)	(1,552)	—		—		(1,552)
Income (loss) before gain (loss) on sale of real estate and other investments	(20,760)	(14,840)		(2,334)		(37,934)
Gain (loss) on sale of real estate and other investments	25,503	—		—		25,503
NET INCOME (LOSS)	$4,743	$(14,840)		$(2,334)		$(12,431)
Dividends to preferred unitholders	(640)	—		—		(640)
Net (income) loss attributable to noncontrolling interests – Operating Partnership and Series E Preferred Units	212	3,119	(e)	—		3,331
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	126	—		—		126
Net income (loss) attributable to controlling interests	4,441	(11,721)		(2,334)		(9,614)
Dividends to preferred shareholders	(6,528)	—		—		(6,528)
Redemption of preferred shares	297	—		—		297
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,790)	$(11,721)		$(2,334)		$(15,845)

NET EARNINGS (LOSS) PER COMMON SHARE – BASIC					(g)	$(1.26)

NET EARNINGS (LOSS) PER COMMON SHARE – DILUTED					(g)	$(1.26)

CENTERSPACE AND SUBSIDIARIES
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
AND FOR THE YEAR ENDED DECEMBER 31, 2020 (unaudited)

(a)Reflects the Company’s historical condensed consolidated statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020. Refer to the Company’s historical condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2021 and the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2021.
(b)Amounts represent the incremental impact of the KMS Properties acquired by the Company based on the historical operations of those properties for the periods prior to acquisition.
(c)Amounts represent the total expected depreciation and amortization expense of the real estate properties acquired by the Company including depreciation of $4.5 million and $9.2 million for the six months ended June 30, 2021 and year ended December 31, 2020, respectively. Depreciation is to be computed using the straight-line method over the remaining estimated useful lives of the assets including 30 years for buildings and five years for improvements, furniture, fixtures and equipment. The annual period also includes the amortization of $16.8 million of acquired in-place leases which had remaining useful lives of 6 months at acquisition. The depreciation and amortization adjustments are calculated based on the Company’s acquisition cost for the real estate properties and intangible assets.
(d)Represents the removal of the historical interest expense of the KMS Properties as Centerspace paid down the mortgage debt on all KMS properties, with the exception of the $20.0 million debt that was assumed. As a result, the historical interest expense not associated with the assumed debt was removed as if the debt was paid down January 1, 2020 in conjunction with the acquisition.
(e)Represents the adjustment to record pro forma net (income) loss attributable to the noncontrolling interest of the Operating Partnership Units relative to its new ownership interest percentage from the issuance of Series E POP Units. Additionally, the adjustment records pro forma net (income) loss attributable to the Series E POP Units based on its relative ownership interest percentage.
(f)Amount represents the incremental interest expense of $2.9 million and $5.8 million for the six months ended June 30, 2020 and year ended December 31, 2020, respectively, related to the borrowings under the Company’s Master Credit Facility entered into in conjunction with the respective real estate property acquisitions. The incremental interest expense is calculated based on the actual terms of the respective financing agreement as if the financing was entered into and outstanding as of January 1, 2020. The total is reduced by $1.7 million and $3.5 million for the six months ended June 30, 2021 and the year ended December 31, 2021, respectively, as if the $75.0 million unsecured term loan were paid down in conjunction with the transaction on January 1, 2020.
(g)The pro forma weighted-average shares of common stock outstanding for the six months ended June 30, 2021 and for the year ended December 31, 2020 were calculated assuming the Series E Preferred Operating Partnership Units issued on September 1, 2021 had been issued on January 1, 2020. Under the terms of the Limited Partnership Agreement, the Sellers can convert each POP Unit into 1.2048 Common Units, subject to certain limitations and conditions.
The six months ended June 30 2021 give effect to the dilutive impact of the Company’s restricted stock units and restricted stock awards, redeemable operating partnership units, Series D preferred units, and Series E preferred units as if they were converted into common shares. All potential common shares of beneficial interest were excluded from the year ended December 31, 2020 as the effect would be anti-dilutive.

The following table sets forth a reconciliation of numerators and denominators used to compute pro forma basic and diluted earnings (loss) per share:

	(in thousands, except per share data)
	Six Months Ended	Year Ended
	June 30, 2021	December 31, 2020
NUMERATOR
Pro forma net income (loss) attributable to controlling interests - basic	$14,868	$(9,614)
Dividends to preferred shareholders	(3,214)	(6,528)
Redemption of preferred shares	—	297
Numerator for pro forma basic earnings (loss) per share – net income available to common shareholders	11,654	(15,845)
Noncontrolling interests – Operating Partnership and Series E preferred units	2,609	(3,331)
Dividends to preferred unitholders	320	640
Pro forma numerator for diluted earnings (loss) per share	$14,583	$(18,536)
DENOMINATOR
Denominator for pro forma basic earnings per share weighted average shares	13,216	12,564
Effect of redeemable operating partnership units	940	—
Effect of Series D preferred units	228	—
Effect of Series E preferred units	2,186	—
Effect of dilutive restricted stock units and stock options	17	—
Denominator for diluted earnings per share	16,587	12,564

Pro forma basic earnings (loss) per common share	$0.88	$(1.26)
Pro forma diluted earnings (loss) per common share	$0.88	$(1.26)